UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2008

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)  Not applicable.

(b) and (c)  On September 24, 2008, the Board of Directors of ImmunoGen, Inc. (“the Company”) approved a management succession plan pursuant to which Daniel M. Junius, currently the Company’s President and Chief Operating Officer, will become President and Chief Executive Officer (“CEO”) effective January 1, 2009.  Mr. Junius was also nominated to join the Company’s Board of Directors, with this nomination to be voted upon at the Company’s upcoming annual meeting of shareholders.  Mitchel Sayare, Ph.D., currently the Company’s Chairman and CEO, will continue as the Chairman of the Board and as a director of the Company.

Additional biographical information concerning Mr. Junius is contained in the Company’s press release dated September 30, 2008, which is incorporated herein by reference.

(d)  Not applicable.

(e)  Pursuant to the above-referenced management succession plan, Dr. Sayare will continue as an employee of the Company during the period from January 1, 2009 through the date of the 2009 annual meeting of shareholders, at which time he will retire from the Company.  During this period of employment, Dr. Sayare will continue to receive his current base salary and retain all his existing employee benefits, and will be eligible to receive his bonus under the annual executive bonus program for fiscal year 2009.  From and after September 24, 2008 he will not be granted any additional stock-based awards; and from and after June 30, 2009 (a) he will not participate in the Company’s annual bonus program, (b) his employment agreement will terminate and (c) his severance agreement will terminate with respect to any change in control occurring after June 30, 2009.  The Company’s Board of Directors currently anticipates that Dr. Sayare will be nominated for re-election to the Board at the 2009 annual meeting of shareholders, and if he is re-elected, the Board will evaluate whether Dr. Sayare will continue as Chairman of the Board.

Pursuant to the management succession plan, on September 24, 2008 the Compensation Committee voted to modify the terms of Dr. Sayare’s outstanding stock options to provide that all his currently unvested stock options will continue to vest in accordance with their original vesting schedules as long as Dr. Sayare remains either an employee of the Company or a member of the Board of Directors.  In addition, Dr. Sayare’s outstanding stock option awards were modified to provide that all his vested options (including those that will vest in the future as described above) will generally be exercisable until the earlier of (a) their original expiration date (i.e., ten years from the date of grant) or (b) the expiration of three months following the date on which Dr. Sayare ceases to be either an employee of the Company or a member of the Board of Directors.  Existing provisions in Dr. Sayare’s stock option agreements regarding exercisability of options following termination for cause or as a result of his death or disability remain unchanged.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated September 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: September 30, 2008	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Operating Officer